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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 2000, pertaining to the financial statements of Durect Corporation, and our report dated May 10, 2000, pertaining to the financial statements of ALZET (a product line of ALZA Corporation), both of which are included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-35316) and related Prospectus of Durect Corporation for the registration of shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California

September 1, 2000